    As filed with the Securities and Exchange Commission on September 1, 1998
                                                Registration No. 333-16283



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         UNITED STATES EXPLORATION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Colorado                                       84-1120323
  -------------------------------                         -------------------
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

              1560 Broadway, Suite 1900, Denver, Colorado       80202
         ---------------------------------------------------------------
         (Address of Principal Executive Offices)             (Zip Code)

                        Non-Qualifying Stock Option Plan
                        --------------------------------
                            (Full title of the plan)

              Andrew L. Blair, Jr., Esq., Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado 80202
           ----------------------------------------------------------
                    (Name and address of agent for service)

                                 (303) 297-2900
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                  THIS POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT IS
                  BEING FILED SOLELY TO DEREGISTER ALL
                  SHARES OF COMMON STOCK WHICH WERE
                  REGISTERED UNDER THIS REGISTRATION
                  STATEMENT AND WHICH HAVE NOT BEEN
                  ISSUED OR SOLD PRIOR TO THE DATE OF
                  FILING HEREOF

                                     PART I

         United States Exploration, Inc., a Colorado corporation (the "Company"), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement solely for the purpose of deregistering all the shares of Common Stock registered pursuant to this Form S-8 Registration Statement which have not been sold prior to the date of filing hereof. The Company originally registered 40,000 shares of Common Stock for issuance under the United States Exploration, Inc. Non-Qualifying Stock Option Plan (the "Plan"). The Company has amended and restated the Plan and renamed it the "Amended and Restated 1990 Nonqualified Stock Option Plan." All shares issuable under the Amended and Restated Plan have been registered under a new Form S-8 filed August 7, 1998, Registration No. 333-60983.

                                     PART II

Item 8.   Exhibits.

          None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on August 18, 1998.

                                       UNITED STATES EXPLORATION, INC.


                                       By:/s/ Bruce D. Benson
                                          --------------------------------------
                                          Bruce D. Benson
                                          Chairman of the Board, Chief Executive
                                          Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                              Date
---------                         -----                              ----
/s/ Bruce D. Benson               Chairman of the Board,             8/18/98
-----------------------------     Chief Executive Officer
Bruce D. Benson                   and President
                                  (Chief Executive Officer)

/s/ F. Michael Murphy             Vice President, Chief              8/18/98
-----------------------------     Financial Officer and
F. Michael Murphy                 Secretary
                                  (Chief Financial Officer)

/s/ R.L. Rogers                   Treasurer and Chief                8/18/98
-----------------------------     Accounting Officer
Randall L. Rogers                 (Chief Accounting Officer)

/s/ T.W. Gamel                    Director                           8/25/98
-----------------------------
Thomas W. Gamel

/s/ Robert J. Malone              Director                           8/18/98
-----------------------------
Robert J. Malone

/s/ Richard L. Robinson           Director                           8/18/98
-----------------------------
Richard L. Robinson